UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As part of the Amended and Restated Debtor-in-Possession Credit Agreement dated March 22, 2013, the Company agreed to provide additional reporting for certain segments (“Supplemental Information”).

The Supplemental Information is available at http://files.shareholder.com/downloads/EK/2450581457x0x658018/a3fed38d-496b-46b3-abc1-9f69b53fec45/First_Qtr_2013_10Q_Supplemental_Information.pdf and furnishes additional reporting for the Company’s Graphics, Entertainment and Commercial Films Segment (“GECF”) (excluding Brand Licensing and Intellectual Property (“IP”) activities) and Digital Printing and Enterprise Segment (“DP&E”) (excluding Consumer Inkjet activities). The results for Brand Licensing/IP and Consumer Inkjet that have been excluded from GECF and DP&E, respectively, have been included in Other Businesses in the Supplemental Information.

The Supplemental Information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The Supplemental Information may not contain information suitable for making an investment decision about the current outstanding securities of Eastman Kodak Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Rebecca A. Roof
Rebecca A. Roof
Interim Chief Financial Officer

Date: April 30, 2013